Exhibit 99

SILICON LABORATORIES BEATS EXPECTATIONS

—Broad-based Business Momentum Accelerating—

AUSTIN, Texas — April 28, 2010 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal integrated circuits (ICs), today reported first quarter revenue of $126.7 million, beating expectations and setting a record for first quarter performance. The company also exceeded expectations on gross margin and earnings per share.

Financial Highlights

First quarter revenue of $126.7 million was a 51 percent increase over the same period in 2009 and flat sequentially, a better than seasonal result. First quarter GAAP gross margin increased considerably to 66 percent. R&D investment for the first quarter was $29.9 million.  SG&A decreased to $28 million. Other income, principally interest income on invested cash, was under $1 million. GAAP operating income was more than 20 percent for the third consecutive quarter. Fully diluted earnings per share was $0.44, up dramatically from $0.01 during the same period last year.

The following non-GAAP results exclude the impact of stock compensation expense and other one-time charges. Non-GAAP gross margin for the quarter was up again at 66.2 percent. Non-GAAP operating expenses increased as expected to 38 percent. R&D investment increased to $25.8 million due to a record number of new product tape outs and increased hiring. SG&A expense decreased to $22.3 million. Non-GAAP operating income exceeded 28 percent of revenue. Non-GAAP diluted earnings per share for the first quarter was $0.62, well above expectations and nearly triple the result of the same period last year. The reconciling charges are set forth in the financial measures table included below.

Share repurchases during the quarter totaled approximately $25 million.  The company ended the quarter with $447 million in cash, cash equivalents and investments due to continued healthy cash flow from operations.

Business Summary

Strong performance for the quarter was led by the company’s broad-based products, which were up 11 percent sequentially. Strength in networking equipment and customer expansion resulted in another record quarter for timing products. The embedded mixed-signal products also had a record quarter, with particular strength in MCU coming from recovery in demand among communications and industrial customers.  Record development kit shipments were driven by wireless applications in home security, metering and home automation.

Strength in the company’s consumer audio products partially offset a better than seasonal decline in handsets and portable media players, enabling the broadcast products overall to be down by only 10 percent. Design traction continued for the company’s video products, and the company achieved first revenue for the silicon tuner in the first quarter. The access product category remained a steady performer and was about flat sequentially.

“Q1 was a great start to 2010,” said Necip Sayiner, president and CEO of Silicon Laboratories. “Our products are delivering on the growth we had anticipated with very attractive gross margins. We are executing on a record number of exciting new product developments and have been able to attract an increasing number of talented employees to the company. Our financial strength is giving us the ability to continue to invest and capitalize on a number of untapped strategic opportunities.”

The company guided revenues for the second quarter in the range of $131 to $135 million.

Webcast and Conference Call

A conference call discussing the results will follow this press release today at 7:30 a.m. central time. An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the same website listed above or by calling 1- 888-562-2923 or +1 203-369-3750 (international). Replays will be available through May 12, 2010.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive, mixed-signal integrated circuits (ICs) for a broad range of applications. Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with expertise in cutting-edge mixed-signal design. The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories, please visit www.silabs.com.

Forward Looking Statements

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Laboratories may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; volatile stock price; average selling prices of products may decrease significantly and rapidly, difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; inventory-related risks; risks associated with acquisitions; difficulties managing international activities; difficulties managing our manufacturers and subcontractors; risks that Silicon Laboratories may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; risks associated with divestitures; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories’ filings with the SEC. Silicon Laboratories disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: Silicon Laboratories, Silicon Labs and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, (512) 464 9254, shannon.pleasant@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 3, 2010	April 4, 2009
Revenues	$126,719	$83,701
Cost of revenues	43,129	33,023
Gross margin	83,590	50,678
Operating expenses:
Research and development	29,922	26,069
Selling, general and administrative	28,003	23,442
Operating expenses	57,925	49,511
Operating income	25,665	1,167
Other income (expense):
Interest income	666	882
Interest expense	(23)	(52)
Other income (expense), net	(297)	(52)
Income before income taxes	26,011	1,945
Provision for income taxes	4,932	1,274

Net income	$21,079	$671

Earnings per share:
Basic	$0.46	$0.02
Diluted	$0.44	$0.01

Weighted-average common shares outstanding:
Basic	45,816	44,633
Diluted	47,926	45,083

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended April 3, 2010
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$126,719

Gross margin	83,590	66.0%	$356	$83,946	66.2%

Research and development	29,922	23.6%	4,164	25,758	20.3%

Selling, general and administrative	28,003	22.1%	5,736	22,267	17.6%

Operating expenses	57,925	45.7%	9,900	48,025	37.9%

Operating income	25,665	20.3%	10,256	35,921	28.3%

	Three Months Ended April 3, 2010
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Non-GAAP Measure
Net income	$21,079	$8,769	$29,848

Diluted shares outstanding	47,926	—	47,926

Diluted earnings per share	$0.44		$0.62

	Three Months Ended April 4, 2009
Non-GAAP Diluted Earnings Per Share	GAAP Measure	Stock Compensation Expense	Termination Costs and Impairments	Non-GAAP Measure
Net income	$671	$8,641	$732	$10,044

Diluted shares outstanding	45,083	—	—	45,083

Diluted earnings per share	$0.01			$0.22

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 3, 2010	January 2, 2010
Assets
Current assets:
Cash and cash equivalents	$152,200	$195,737
Short-term investments	268,332	214,486
Accounts receivable, net of allowance for doubtful accounts of $575 at April 3, 2010 and $567 at January 2, 2010	56,932	56,128
Inventories	27,652	31,512
Deferred income taxes	7,908	7,620
Prepaid expenses and other current assets	21,161	18,515
Total current assets	534,185	523,998
Long-term investments	25,991	24,676
Property and equipment, net	26,654	27,785
Goodwill	105,109	105,109
Other intangible assets, net	40,037	41,886
Other assets, net	20,397	19,384
Total assets	$752,373	$742,838

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,491	$28,759
Accrued expenses	24,443	25,399
Deferred income on shipments to distributors	28,420	28,470
Income taxes	1,056	6,011
Total current liabilities	82,410	88,639
Long-term obligations and other liabilities	24,327	24,403
Total liabilities	106,737	113,042
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock—$0.0001 par value; 250,000 shares authorized; 45,790 and 45,772 shares issued and outstanding at April 3, 2010 and January 2, 2010, respectively	5	5
Additional paid-in capital	122,052	128,262
Retained earnings	526,964	505,885
Accumulated other comprehensive loss	(3,385)	(4,356)
Total stockholders’ equity	645,636	629,796
Total liabilities and stockholders’ equity	$752,373	$742,838

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